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                                                                   EXHIBIT 23(A)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated August 31, 1998 (except with respect to the matter discussed in Note 3, as to which the date is October 26, 1998) included in LTX Corporation's Form 10K for the year ended July 31, 1998 and to all references to our Firm included in this registration statement.



                                       ARTHUR ANDERSEN LLP




Boston, Massachusetts
January 27, 1999